CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8) listed below of our report dated March 26, 1998 with respect to the financial statements of the Interactive Services Division of CompuServe Corporation for the year ended April 30, 1997, included in America Online, Inc.'s Current Report on Form 8-K/A dated April 17, 1998, filed with the Securities and Exchange Commision.

1)   No. 33-46607        10)  No. 33-94004
2)   No. 33-48447        11)  No. 333-00416
3)   No. 33-78066        12)  No. 333-02460
4)   No. 33-86392        13)  No. 333-07163
5)   No. 33-86394        14)  No. 333-07559
6)   No. 33-86396        15)  No. 333-07603
7)   No. 33-90174        16)  No. 333-22027
8)   No. 33-91050        17)  No. 333-46637
9)   No. 33-94000        18)  No. 333-46635
                         19)  No. 333-46633


                                                    /s/Ernst & Young LLP
                                                       Ernst & Young LLP

Columbus, Ohio
April 17, 1998